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                                                                   EXHIBIT 10.81

                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT (this "Agreement") made and entered into as of the 14th day of December, 2001, by and between Hanover Direct, Inc., a Delaware corporation (the "Company"), and Thomas C. Shull (the "Optionee").

                                   WITNESSETH:

                  WHEREAS, Meridian Ventures, LLC, a Nevada limited liability company, and the Optionee, jointly and severally, entered into a Services Agreement, dated as of December 14, 2001, with the Company (the "Services Agreement");

                  WHEREAS, pursuant to the terms of the Services Agreement, the Company, among other things, agreed to grant to the Optionee stock options pursuant to the Hanover Direct, Inc. 2000 Management Stock Option Plan (the "Plan") to purchase 500,000 shares of common stock of the Company, par value $0.66-2/3 per share (the "Common Stock"); and

                  WHEREAS, the parties hereto desire to enter into this Agreement evidencing the granting of the options referenced above in accordance with the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

                  1. The Company hereby evidences and confirms its grant to the Optionee on December 14, 2001 (the "Date of Grant") of an option (the "Option") to purchase 500,000 shares of Common Stock (the "Option Shares") at an option price of $0.30 per share.

                  2. The Option shall expire on the earlier of (A) the date of March 31, 2006, or (B) the date of the termination of the Services Agreement pursuant to paragraph 6(a)(i) or 6(a)(iv) thereof (the "Expiration Date").

                  3. Subject to the other provisions of the Plan and this Agreement regarding the exercisability of the Option, all or part of the Option may be exercised prior to the Expiration Date to the extent it has vested.

                  4. The Option shall vest in full on March 31, 2003; provided, however, that in the event of the earliest to occur of (a) the termination of the Services Agreement pursuant to paragraph 6(a)(ii), 6(a)(v) or 6(a)(vi) thereof, (b) a "Change in Control" (as defined in the Services Agreement), (c) the Optionee's resignation under the Services Agreement "For Good Reason" (as defined in the Services Agreement), (d) the Company's termination of the Optionee's services under the Services Agreement without being "For Cause" (as defined in the Services Agreement) or (e) the expiration of the "Agreement Term" (as defined in the Services Agreement), the Option shall vest in full and become immediately exercisable.

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                  5.       The Option is not transferable by the Optionee other
than by will or the laws of descent and distribution and is exercisable, during the Optionee's lifetime, only by the Optionee, except that the Optionee may transfer the Option or any part thereof (but in no event with respect to less than 500 Option Shares) to the Optionee's spouse, children, parents, and/or siblings or to one or more trusts for the benefit of such family members if the Optionee does not receive any consideration for the transfer; provided that the Option shall continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer (except that the Option shall not be further transferred by the transferee during the transferee's lifetime).

                  6. In order to exercise the Option, in whole or in part, the Optionee shall give written notice to the Company, specifying the number of shares to be purchased and the purchase price to be paid, and accompanied by the payment of the purchase price. Such purchase price may be paid in cash or in shares of Common Stock evidenced by negotiable certificates, valued at their fair market value on the date of exercise. Alternatively, if applicable, payment may be made by the Optionee by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price in full, and such other documents as the Committee may determine. Upon receipt of payment, the Company shall deliver to the Optionee (or such other person entitled to exercise the Option) a certificate or certificates for such Option Shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of the Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Optionee is entitled as a result of the exercise of the Option after deducting the number of shares required to be applied to such purchase price.

                  7. The Option shall be exercised only with respect to full shares of Common Stock; no fractional shares shall be issued.

                  8. The Option granted hereunder is a Nonqualified Stock Option that is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

                  9. All the terms and provisions of the Plan, a copy of which is attached hereto as Annex A, are hereby expressly incorporated into this Agreement and made a part hereof as if printed herein.

                  10. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributee entitled by law to the Optionee's rights hereunder.

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                  11.      This Agreement shall be construed and enforced in
accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Optionee has duly executed this Agreement as of the date first above written.

                                       HANOVER DIRECT, INC.

                                       By: /s/ Brian C. Harriss
                                           ----------------------------------
                                           Name:  Brian C. Harriss
                                           Title: Executive Vice President
                                                  Chief Financial Officer

                                       OPTIONEE
                                             /s/ Thomas C. Shull
                                             --------------------------------
                                       Name: Thomas C. Shull

ANNEX A ATTACHED: Copy of Hanover Direct, Inc. 2000 Management Stock Option Plan

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